Exhibit 18.2

RELATIVITY HOLDINGS INC.

STATEMENT BY DIRECTOR

The Director of Relativity Holdings Inc. state that, in our opinion, the accompanying financial statements are drawn up in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board, so as to give a true and fair view of the financial position of Relativity Holdings Inc. as at 30 November 2025 and of the financial performance and the cash flows of the Company for the financial period from 22 May 2025 (date of incorporation) to 30 November 2025.

The Board of Director has, on the date of this statement, authorised these financial statements for issue

TOMOKI NAGANO
30 APR 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE
SHAREHOLDER AND THE BOARD OF DIRECTOR OF RELATIVITY HOLDINGS INC (OC-
421851)

(HEREINAFTER COLLECTIVELY REFERRED TO AS THE "COMPANY" OR "RELATIVITY")

(Incorporated in Cayman Islands)

Opinion on the Financial Statements

We have audited the financial statements of Relativity Holdings Inc., which comprises the statement of financial position of Relativity Holdings Inc. as of 30 November 2025, the statement of profit and loss and other comprehensive income, statement of changes in equity and statement of cash flows, for the financial period from 22 May 2025 (date of incorporation) to 30 November 2025, and the related notes to the financial statements (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of 30 November 2025, and the results of its operations and its cash flows for the 22 May 2025 (date of incorporation) to 30 November 2025, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Basis for Opinion (Cont’d)

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

MORISON LC PLT (AF 002469)

202206000028 (LLP0032572-LCA)

Chartered Accountants

Petaling Jaya,

Malaysia 30 April

2026

We have served as the Company's auditor since 2025.

RELATIVITY HOLDINGS INC.

STATEMENT OF FINANCIAL POSITION

		30 November 2025
	Note	USD
EQUITY
Invested share capital	5	- *
Accumulated losses		(20,835)
Total equity		(20,835)

LIABILITIES
Other payables	6	15,736
Amount due to related parties	7	5,099
Total liabilities		20,835
Total equity and liability		-

* Nominal amount rounded to USD0

The accompanying notes are an integral part of the financial statements.

RELATIVITY HOLDINGS INC.

STATEMENT OF PROFIT AND LOSS AND COMPREHENSIVE INCOME

		22 May 2025 (date of incorporation) to 30 November 2025
	Note	USD
Administrative expenses		(20,835)
Loss before taxation		(20,835)
Taxation		-
Net loss for the financial period, representing total comprehensive loss for the financial period		(20,835)

Loss per share
- Basic		(20.8)

The accompanying notes are an integral part of the financial statements.

RELATIVITY HOLDINGS INC.

STATEMENT OF CHANGES IN EQUITY

	Number of	Share capital		Accumulated losses	Total
	shares	USD		USD	USD
As at 22 May 2025 (date of incorporation)	1	-	*	-	- *
Net loss for the financial period, representing total comprehensive loss for the financial period	-	-		(20,835)	(20,835)

As at 30 November 2025	1	-	*	(20,835)	(20,835)

* Nominal amount rounded to USD0

The accompanying notes are an integral part of the financial statements.

RELATIVITY HOLDINGS INC.

STATEMENT OF CASH FLOWS

22 May 2025
(date of incorporation)
to
30 November
2025
USD
Cash flows from operating activities
Loss before taxation	(20,835)
Operating loss before changes in working capital	(20,835)
Change in working capital:
Other payables	15,736
Cash used in operating activities	(5,099)

Cash flows from financing activity
Advances from related parties	5,099
Cash generated from financing activity	5,099

Net changes in cash and cash equivalents	-
Cash and cash equivalents at the beginning of period/date of incorporation	-
Cash and cash equivalents at the end of financial period	-

The accompanying notes are an integral part of the financial statements.

RELATIVITY HOLDINGS INC.

Note 1. Corporate Information

General information

Relativity Holdings Inc. (hereinafter collectively referred to as “Company” or “Relativity”) is an exempted company incorporated and domiciled in Cayman Islands.

The registered office and principal place of business of the Company are located at 89, Nexus Way, Camana Bay, Grand Cayman, KY1-9009 Cayman Islands.

The Company was incorporated on 22 May 2025 and has not commenced its business operation since the date of incorporation. The principal activity of the Company is investment holding.

These financial statements were authorized for issue by the Board of Director on the date of the Director's Statement.

Note 2: Basis of Presentation

Statement of Compliance

The financial statements for the financial period from 22 May 2025 (date of incorporation) to 30 November 2025 of the Company have been prepared in accordance with International Accounting Standards (“IAS”) and International Financial Reporting Standards (“IFRS”) issued by International Accounting Standards Board (“IASB”).

The financial statements have been prepared under the historical cost convention, unless otherwise indicated in the significant policies below.

Going concern assumption

The Company incurred a net loss of USD20,835 during the financial period from 22 May 2025 (date of incorporation) to 30 November 2025 and, as of that date, the Company’s current liabilities exceeded current assets by USD20,835 and has a deficit in shareholder’s equity of USD20,835, thereby indicating that material uncertainty exists and may cast significant doubt on the Company’s ability to continue as a going concern. The director and related parties have confirmed his continuing financial support to ensure the Company meets its obligations as and when they fall due, enabling the financial statements to be prepared on a going concern basis.

Adoption of new and amended statements

The Company has adopted all the new, revised IAS, IFRS and interpretations and amendments to IAS, IFRS issued by the IASB that are mandatory for financial period.

Standards issued but not yet effective

The following are accounting standards, amendments and interpretations of the IFRS framework that have been issued by the International Accounting Standards Board (“IASB”) but have not been adopted by the Company:

Annual periods beginning on/after 1 January 2026

Amendments to IFRS 7 and 9, “Classification and Measurement of Financial Instruments”

Amendments to IFRS 7 and 9, “Contracts Referencing Nature-dependent Electricity”

Annual periods beginning on/after 1 January 2027

IFRS 18, “Presentation in Financial Statements” (Original Issue)

IFRS 19, “Subsidiaries without Public Accountability: Disclosures”

Note 2: Basis of Presentation (Cont’d)

Effective date yet to be determined

Amendments to IFRS 10, “Consolidated Financial Statements” and IAS 28, “Investments in Associates and Joint Ventures” (Sale or Contribution of Assets between an Investor and its Associate or Joint Venture)

The Company intends to adopt the above new and amendments to IAS, IFRSs when they become effective.

The adoption of these new and amendments to IAS, IFRS pronouncements did not result in significant changes to the Company’s accounting policies and has no material effect on the amounts or the disclosures reported for the current or prior reporting periods.

Functional and presentation currency

These financial statements have been presented in United States dollar (“USD” or “US$”), which is the Company’s functional currency. All financial information presented in USD have been rounded to the nearest dollar, unless otherwise stated.

Note 3. Summary of Significant Accounting Policies

(a)	Financial liabilities

Financial liabilities are recognised when, and only when, the Company becomes a party to the contractual provisions of the financial instruments. All financial liabilities are recognised initially at fair value plus, in the case of financial liabilities not at fair value through profit or loss, directly attributable transaction costs.

After initial recognition, financial liabilities that are not carried at fair value through profit or loss are subsequently measured at amortised cost using the effective interest method. Gains and losses are recognised in profit or loss when the liabilities are derecognised, and through the amortisation process.

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognised in profit or loss.

(a)	Offsetting of financial liabilities

Financial assets and financial liabilities are offset and the net amount is reported in the statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, or to realise the assets and settle the liabilities simultaneously.

(b)	Share capital

Ordinary shares are classified as equity. Other shares are classified as equity and/or liability according to the economic substance of the particular instrument. The transaction costs of an equity transaction are accounted for as a deduction from equity, net of tax. Equity transaction costs comprise only those incremental external costs directly attributable to the equity transaction which would otherwise have been avoided.

Note 4. Significant accounting judgements, estimates and assumptions

The preparation of the financial statements in conformity with IAS and IFRS requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities at the reporting dates. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

There are no significant areas of estimation uncertainty and critical judgement in applying accounting policies that have significant effect on the amounts recognized in the financial statements.

Note 5: Share Capital

	30 November 2025	30 November 2025
	No. of shares	USD
At date of incorporation/end of the financial period	1	-

* Nominal amount rounded to USD0

Note 6: Other Payables

30 November
2025
USD
Other payable	9,536
Accruals	6,200
15,736

Other payables are unsecured and non-interest bearing.

Note 7: Amount due to related parties

The amounts due to related companies are non-trade, unsecured, interest-free, and repayable on demand.

Note 8: Taxation

By virtue of the Company’s incorporation in the Cayman Islands, all of its profits are exempted from income tax.

Note 9. Related Party Disclosures

(a)	Identifying related parties

For the purpose of these financial statements, parties are considered to be related to the Company if the Company has the ability, directly or indirectly, to control the party or significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control. Related parties may be individuals or other entities.

Related parties also include key management personnel defined as those persons having authority and responsibility for planning, directing, and controlling the activities of the Company either directly or indirectly. The key management personnel comprise the Director and management personnel of the Company, having authority and responsibility for planning, directing, and controlling the activities of the Company directly or indirectly.

(b)	Significant related party transactions

The Company has no significant related party transactions during the financial period, except as disclosed in Note 7 to financial statements.

(c)	Compensation of key management personnel

The Company does not have any key management personnel compensation during the financial period.

Note 10. Financial Instruments

(a)	Classification of financial instruments

Financial liabilities are measured on an ongoing basis either at fair value or at amortised cost. The principal accounting policies in Note 3 describe how the classes of financial instruments are measured, and how income and expense, including fair value gains and losses, are recognised.

The following table analyses the financial asset and liability in the statement of financial position by the class of financial instruments to which they are assigned, and therefore by the measurement basis:

30 November
2025
USD
At amortised cost
Financial liabilities
Other payables	15,736
Amount due to related parties	5,099
20,835

(b)	Financial risk management objectives and policies

The Company standardised financial risk management policy is to ensure that adequate financial resources are available for the development of the Company whilst managing its liquidity risk. The Company operates within clearly defined guidelines that are approved by the Board and the Company’s policy is not to engage in speculative transactions.

Note 10. Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

Liquidity risk refers to the risk that the Company will encounter difficulty in meeting its financial obligations as they fall due. The Company’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

The Company’s funding requirements and liquidity risk are managed with the objective of meeting business obligations on a timely basis, relying on financial support from the director of the Company and related parties to maintain sufficient liquidity.

All financial liability of the Company is assessed as current and correspondingly, no detailed maturity analysis is deemed necessary.

(c)	Fair values of financial instruments

The carrying amounts of short-term payables approximate their fair value due to the relatively short-term nature of these financial instruments and insignificant impact of discounting.

(i)	Policy on transfer between levels

The fair value of an asset to be transferred between levels is determined as of the date of the event or change in circumstances that caused the transfer. There were no transfers between levels during current and previous financial period.

Note 11. Capital Management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to provide returns for shareholder and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Company may adjust the amount of return capital to shareholder, issue new shares or sell assets to reduce debt. The combining entities are not subject to any externally imposed capital requirements. There were no changes in the Company’s approach to capital management during the financial year.

The Company is not subject to any externally imposed capital requirements.

Note 12. Comparative Figures

No comparative figures are presented as this is the first set of financial statements prepared by the Company since the date of its incorporation.

Note 13. Date of Authorisation for Issue

The financial statements of the Company for the financial period from 22 May 2025 (date of incorporation) to 30 November 2025 were authorised for issue on 30 April 2026.